Exhibit 99.1

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

Company Achieves High End of Revenue and EBITDA Guidance;

Ongoing Initiatives Drive 74% Increase in Operating Income and Diluted EPS of $0.25

Braintree, MA – November 4, 2004 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the third quarter ended September 30, 2004.

Clean Harbors reported third-quarter 2004 revenues of $162.7 million, compared with $151.1 million in the third quarter of 2003. Income from operations for the third quarter of 2004 totaled $11.2 million, compared with $6.5 million in the third quarter of 2003. The Company generated net income of $4.4 million, or $0.25 per diluted share, for the third quarter of 2004. This compares with third-quarter 2003 net income of $7.4 million, which included a non-recurring, non-cash gain of $8.7 million associated with the embedded derivative on the Company’s Series C preferred stock. Diluted loss per share for the third quarter of 2003 was $(0.09). Clean Harbors’ Series C preferred stock was redeemed in June 2004, eliminating its bottom-line effect for future quarters.

Revenues for the nine months ended September 30, 2004 were $467.0 million, compared with $465.4 million for the comparable period a year ago. The Company’s revenues for the nine months ended September 30, 2003 included one-time revenues approximating $20 million associated with the clean-up of a major oil spill on Cape Cod, Massachusetts. Operating income for the first nine months of 2004 grew more than 300 percent to $24.5 million versus $6.1 million in the comparable period of 2003.

EBITDA (see below) increased by 18% to $19.6 million in the third quarter of 2004 from $16.6 million in the same period a year earlier.

Comments on the Third Quarter

“Clean Harbors capitalized on strong seasonal demand, secured new facility projects and continued improving its productivity throughout the organization in the third quarter,” said Alan McKim, Chief Executive Officer. “We delivered excellent financial results across all of our primary metrics. A recovering economy and our success in marketing additional services to customers in select verticals led to increased demand for our services. In addition, volumes at our landfills grew to improved levels on the strength of facility projects initiatives and our ability to generate new and repeat business with Fortune 500 companies. Utilization at our incinerators was strong despite the planned shutdowns for routine annual maintenance and final upgrades related to MACT standards.”

“In the third quarter, Clean Harbors also continued to make substantial operational progress,” McKim said. “Employee utilization improved as we generated higher revenues with minimal increases in headcount. On the expense front, we continued to benefit from the internalization of waste and transportation costs. Each of these accomplishments helped drive noticeable improvements in both operating income and EBITDA during the quarter.”

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

Non-GAAP Third Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines EBITDA in accordance with its outstanding credit agreements, as described in the following reconciliation showing the differences between reported income and EBITDA for the third quarter of 2004 and the third quarter of 2003 (in thousands):

	For the three months ended:
	September 30, 2004	September 30, 2003
Net income	$4.4	$7.4
Accretion of environmental liabilities	2.5	2.8
Depreciation and amortization	5.8	6.8
Interest expense, net	5.6	6.0
Provision for income taxes	1.1	1.7
Non-recurring severance charges	—	0.6
Gain on sale in fixed assets	0.1	—
Refinancing related expenses	0.1	—
Change in value of embedded derivative	—	(8.7)

EBITDA	$19.6	$16.6

Business Outlook

“We were successful in our strategy to increase our share of the environmental services market while continuing to streamline costs,” said McKim. “We will continue this work in the fourth quarter as we strive to maintain high utilization at our landfill and incineration facilities, internalize additional transportation costs, further improve employee productivity and generate stronger earnings. As a result of our ongoing initiatives and improved market conditions, we expect to achieve 8% to 10% year-over-year revenue growth in the fourth quarter and EBITDA in the range of $17.5 to $21.0 million. Going forward, we also intend to actively pursue small accretive acquisitions that provide access to new customers and/or technologies.”

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Thursday, November 4, 2004 at 9:00 a.m. (ET). Investors who want to hear a webcast of the call should log onto www.cleanharbors.com and select “Investor Relations.” The call will be available on the investor relations section for one week.

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services. With an unmatched infrastructure of 48 waste management facilities, including nine landfills, five incineration locations and seven wastewater treatment centers, the Company provides essential services to more than 30,000 customers, including more than 175 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies. Headquartered in Braintree, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. A variety of factors beyond the control of the Company affect the Company’s performance, including, but not limited to:

•	The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•	The effect of economic forces and competition in specific marketplaces where the Company competes;

•	The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•	The outcome of litigation or threatened litigation or regulatory actions;

•	The effect of commodity pricing on overall revenues and profitability;

•	Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

•	The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•	The effects of industry trends in the environmental services and waste handling marketplace;

•	The effects of conditions in the financial services industry on the availability of capital and financing;

•	The Company’s ability to successfully complete the integration of the CSD acquisition, which became effective in September 2002 and to manage the significant environmental liabilities which it assumed in connection with that acquisition;

•	The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance. Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, in its entirety and specifically Factors That May Affect Future Results under Item 7, for the fiscal year ended December 31, 2003, and its subsequent reports on Form 10-Q, which are filed with the SEC.

Contacts:
Mark Burgess	Jason Fredette
Executive Vice President of Administration	Associate Vice President
and Chief Financial Officer	Sharon Merrill Associates
Clean Harbors, Inc.	(617) 542-5300
781-849-1800	jfredette@investorrelations.com
InvestorRelations@cleanharbors.com

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$162,650	$151,085	$467,038	$465,425
Cost of revenues	116,835	108,687	340,137	347,098
Selling, general and administrative expenses	26,227	26,409	77,225	84,209
Accretion of environmental liabilities	2,546	2,745	7,753	8,261
Depreciation and amortization	5,803	6,788	17,464	19,875
Restructuring	—	—	—	(124)

Income from operations	11,239	6,456	24,459	6,106
Other income (expense)	(85)	8,755	(1,189)	8,909
Loss on refinancing	—	—	(7,099)	—
Interest (expense), net	(5,576)	(6,048)	(16,377)	(17,537)

Income (loss) before provision for income taxes and cumulative effect of change in accounting principle	5,578	9,163	(206)	(2,522)
Provision for income taxes	1,137	1,746	4,663	3,996

Net income (loss) before cumulative effect of change in accounting principle	4,441	7,417	(4,869)	(6,518)
Cumulative effect of change in accounting principle, net of tax	—	—	—	66

Net income (loss)	4,441	7,417	(4,869)	(6,584)
Redemption of Series C preferred stock and dividends and accretion on preferred stock	112	828	11,728	2,446

Net income (loss) attributable to common shareholders	$4,329	$6,589	$(16,597)	$(9,030)

Basic earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$0.31	$0.48	$(1.18)	$(0.67)

Cumulative effect of change in accounting principle, net of tax	$—	$—	$—	$—

Earnings (loss) attributable to common shareholders	$0.31	$0.48	$(1.18)	$(0.67)

Diluted earnings (loss) per share:
Earnings (loss) before cumulative effect of change in accounting principle	$0.25	$(0.09)	$(1.18)	$(1.02)

Cumulative effect of change in accounting principle, net of tax	$—	$—	$—	$—

Earnings (loss) attributable to common shareholders	$0.25	$(0.09)	$(1.18)	$(1.02)

Weighted average common shares outstanding	14,108	13,770	14,038	13,443

Weighted average common shares outstanding plus potentially dilutive common shares	17,446	16,187	14,038	15,860

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(dollars in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Current assets:
Cash and cash equivalents	$24,756	$6,331
Restricted cash	381	—
Accounts receivable, net	117,817	114,429
Unbilled accounts receivable	9,509	9,476
Deferred costs	5,506	5,395
Prepaid expenses	10,731	8,582
Supplies inventories	9,449	9,018
Deferred tax asset	182	178
Properties held for sale	12,334	12,690

Total current assets	190,665	166,099

Property, plant, and equipment, net	174,978	166,542

Other assets:
Restricted cash	—	88,817
Deferred financing costs	9,316	6,297
Goodwill	19,032	19,032
Permits and other intangibles, net	76,699	79,811
Deferred tax asset	6,738	6,594
Other	8,165	6,967

Total other assets	119,950	207,518

Total assets	$485,593	$540,159

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

Clean Harbors Announces Third Quarter 2004 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY

(dollars in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Current liabilities:
Uncashed checks	$5,897	$5,983
Revolving credit facility	—	35,291
Current portion of capital lease obligations	1,502	1,207
Accounts payable	61,685	60,611
Accrued disposal costs	2,932	2,021
Deferred revenue	23,768	22,799
Other accrued expenses	36,792	32,240
Current portion of environmental liabilities	18,779	21,282
Income taxes payable	6,306	2,623

Total current liabilities	157,661	184,057

Other liabilities:
Environmental liabilities, less current portion	163,418	161,849
Long-term obligations, less current maturities	148,083	147,209
Capital lease obligations, less current portion	3,700	3,412
Other long-term liabilities	8,747	18,055
Accrued pension cost	649	633

Total other liabilities	324,597	331,158

Commitments and contingent liabilities
Redeemable Series C Convertible Preferred Stock	—	15,631
Stockholders’ equity:	3,335	9,313

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$485,593	$540,159

ENVIRONMENTAL SERVICES, INC.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com